UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2020

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Amended and Restated Employment Agreements with Cary D. Baetz and Gary A. Grove
On March 23, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Berry Corporation (bry) (“Berry Corp.”) approved amended and restated employment agreements to be entered into by Berry Petroleum Company, LLC (“Berry LLC” and, together with Berry Corp., the “Company”), a wholly-owned subsidiary of Berry Corp., with the Company’s executive officers (other than our President and Chief Executive Officer, Arthur “Trem” Smith). The restatements harmonize the terms of those agreements with Mr. Smith’s amended and restated employment agreement, which was previously amended and restated effective March 1, 2020.
Included among the executive officers who received amended and restated employment agreements were our Chief Financial Officer, Cary D. Baetz (the “Baetz Agreement”), and our Chief Operating Officer, Gary A. Grove (the “Grove Agreement” and, together with the Baetz Agreement, the “Amended Agreements”). The Amended Agreements replace and supersede each such officer’s previous employment agreement with the Company (each, a “Prior Agreement”). Each Amended Agreement is effective retroactive to March 1, 2020, to synchronize the term of the Amended Agreements with the term of Mr. Smith’s agreement.
The Amended Agreements modify certain terms of the Prior Agreements, including the following:

•
The initial term of the Amended Agreements is three years, with automatic one-year extensions on each anniversary of the effective date, unless either party gives notice of non-renewal at least 60 days prior to the such anniversary date.

•
Mr. Baetz’s base salary remains $500,000 and Mr. Grove’s base salary remains $450,000, which, in each case, remains subject to annual review by the Board (or a committee thereof) and may be increased, but not decreased without the officer’s consent; provided, however, that the officer’s consent will not be required on a determination by the Board (or a committee thereof) that a decrease of no more than 10% is necessary and appropriate, and such decreases are part of similar reductions applicable to the Company’s similarly situated executive officers.

•
Each of Messrs. Baetz and Grove remain eligible to receive an annual equity award in an amount and under terms to be determined in the sole discretion of the Board of Directors (or a committee thereof), and the amendment specifies that it contemplated that the amount of such annual equity award will be not less than three times the officer’s base salary for the applicable year, but ultimately subject to determination in the sole discretion of the Board of Directors (or a committee thereof).

•
Upon a termination of either of Mr. Baetz’s or Mr. Grove’s employment under certain circumstances, including termination without Cause (as defined in his Amended Agreement) by the Company, his voluntary resignation on the basis of Good Reason (as defined in his Amended Agreement), or his death or disability, he is eligible to receive, among other payments and benefits, severance in an amount equal to two times (or, if such termination occurs within 12 months following a Sale of Berry (as defined in his Amended Agreement), three times) the sum of the applicable officer’s base salary and target annual bonus amount for the year of termination, and reimbursement of the officer’s health insurance premiums for up to 18 months (plus a potential additional cash payment to cover health insurance premiums over an additional period in qualifying terminations within 12 months following a Sale of Berry).

All other material terms contained in the Prior Agreements remain substantially unchanged in the Amended Agreements. Copies of the Baetz Agreement and Grove Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The description of the material changes to the Prior Agreements contained herein is qualified in its entirety by reference to the full text of the Amended Agreements.

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 23, 2020, upon recommendation of the Nominating and Governance Committee of the Board, the Board adopted and approved an amended Code of Business Conduct and Ethics (the “Code”), effective immediately. The Code applies to all of the

Company’s employees (including executive officers) and members of the Board and, as amended, was expanded to apply to the Company’s business partners (such as suppliers, vendors, agents, contractors, consultants) and other representatives who serve as an extension of the Company, when working with, for or on behalf of the Company.
The amended Code reflects the Company’s commitment to the highest standards of integrity and ethical business conduct, and enhances and clarifies existing obligations under the Code, including those relating to diversity and inclusion, equality and non-discrimination, unionization and labor rights, work-place safety and human rights.
The foregoing description of the amended Code is qualified in its entirety by reference to the Code, as amended on March 23, 2020, a copy of which is included as an exhibit to this Current Report on Form 8-K and is also available on the Company’s website at www.bry.com in the “Governance” section.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement by and between Berry Petroleum Company, LLC and Cary D. Baetz, effective March 1, 2020
10.2	Second Amended and Restated Employment Agreement by and between Berry Petroleum Company, LLC and Gary A. Grove, effective March 1, 2020
99.1	Berry Corporation (bry) Code of Business Conduct and Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 30, 2020

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary